EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Clark Wilson
clark.wilson@shiftpixy.com

IRVINE, CALIF. (February 14, 2017) – ShiftPixy Withdraws its Common Stock from Listing with Nasdaq – ShiftPixy, Inc., a Wyoming corporation (NASDAQ: PIXY) (“ShiftPixy”) announced today that it has issued a notice to The Nasdaq Capital Market of ShiftPixy’s determination to withdraw its Common Stock, par value $0.0001 per share (the “Securities”) from listing and/or registration on The Nasdaq Capital Market. The stated basis for withdrawal of the Securities from listing are that (1) the Company did not receive as of the Closing Date the minimum offering amount specified in the Offering Circular and accordingly returned the funds to investors, (2) the Company intends to refile a “reset” offering under Regulation A, (3) after discussions with SEC staff, it was determined that the only means by which to accomplish such filing under Regulation A is to have the Company file a Form 25 to exit the 1934 Act reporting system, inasmuch as 1934 Act reporting companies cannot use Regulation A, and (4) the SEC staff also stated they have no objection if the Company, after having already filed a Form 8A-12B registration, withdraws that registration and thereafter refiles the reset Regulation A Offering and thereafter files a new 8A-12B for Nasdaq Capital Markets listing at or near the end of the reset Regulation A offering.

ShiftPixy has not arranged for listing and/or registration on another national securities exchange or for quotation of its Securities in a quotation medium as defined by applicable regulations.

ShiftPixy President and CEO, Scott Absher, stated that “This is part of the process of the reset of our offering. We are making some adjustments, and we plan to bring our IPO back as soon as possible.”

About ShiftPixy

ShiftPixy is a disruptive human capital management (HCM) services provider, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps shift-based employers navigate regulatory mandates, minimize administrative burdens, and connects them with a ready-for-hire workforce. With expertise rooted in management’s nearly 25 years of workers’ compensation and compliance programs, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy. ShiftPixy’s complete HCM ecosystem manages regulatory requirements such as paid time off (PTO) laws, insurance and workers’ compensation, minimum wage increases, and the Affordable Care Act (ACA) compliance.

The initial public offering for ShiftPixy will be reset with WR Hambrecht + Co, acting as representative underwriter. ShiftPixy is preparing to offer its securities under the Regulation A+ framework, enabling non-accredited investors to invest in the company in advance of the IPO. For more information, visit https://wrhambrecht.com/ipos/shiftpixy-inc-regulation-a-ipo/.

About WR Hambrecht + Co

WR Hambrecht + Co has been focused on opening up the investing world to as many people as possible at fair market prices and was instrumental in reforming Regulation A to help accomplish that for growth companies and investors. Our Regulation A+ strategy is a continuation of the Hambrecht legacy of conducting small public offerings for what were once considered high-risk start-ups that are now household names and Fortune 500 companies.

No money or consideration is being solicited by the information in this press release or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

The offering, when reset, will be made only by means of the Offering Circular. Any information in this press release or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.